UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 23, 2023

Bird Global, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-41019	86-3723155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

392 NE 191st Street #20388
Miami, Florida 33179
(Address of principal executive offices and zip code)
(866) 205-2442
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BRDS	The New York Stock Exchange
Warrants, each whole warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50 per share	BRDS WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 23, 2023, Bird Global, Inc. (“Bird” or the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that it is not in compliance with Section 802.01C of the NYSE Listed Company Manual because the Company’s average market capitalization is less than $50 million over a 30 trading-day period. The notice does not result in the immediate delisting of Bird’s Class A Common Stock from the NYSE.

The Company plans to notify the NYSE by July 5, 2023 with a business plan that demonstrates compliance with this continued listing standard within 18 months. The Company’s Class A common stock will continue to be listed and trade on the NYSE during this period, subject to the Company’s compliance with other NYSE continued listing standards.

Item 7.01 Regulation FD Disclosure.

As required by Section 802.01C of the NYSE Listed Company Manual, the Company issued a press release on May 26, 2023, announcing that it had received the notice of noncompliance with the NYSE’s continued listing standard. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements express a belief, expectation or intention and are generally accompanied by words that convey projected future events or outcomes. The forward-looking statements include a description of our intention to consider alternatives to cure the NYSE continued listing requirement deficiency. We have based these forward-looking statements on our current expectations and assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate under the circumstances. However, whether actual results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, many of which are beyond our control, including the Company’s ability to regain compliance with the continued listing standards of the NYSE within the applicable cure period, the Company’s ability to continue to comply with applicable listing standards of the NYSE, and the other factors set forth in Part I, Item 1A – “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2022. All of the forward-looking statements made in this Current Report on Form 8-K are qualified by these cautionary statements. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on our Company or our business or operations. Such statements are not guarantees of future performance and actual results or developments may differ materially from those projected in the forward-looking statements. We undertake no obligation to update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of the Company, dated May 26, 2023
104	Cover page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bird Global, Inc.

Date: May 26, 2023	By:	/s/ Michael Washinushi
	Name:	Michael Washinushi
	Title:	Chief Financial Officer